Exhibit 5.1

Carlos A. Ramirez

T: +1 858 550 6157

cramirez@cooley.com

January 31, 2024

CalciMedica, Inc.

505 Coast Boulevard South, Suite 307

La Jolla, CA 92037

Re:	CalciMedica, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CalciMedica, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including the prospectus included in the Registration Statement (the “Prospectus”), covering the registration for resale of up to 10,735,725 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of:

(a) up to 10,584,232 shares of Common Stock, consisting of (i) 4,985,610 (the “Shares”) shares of Common Stock, 4,502,572 of which are outstanding and 483,038 of which are to be issued on the second closing of the Private Placement (as defined below) (the “Second Closing Shares”), (ii) up to 306,506 shares of Common Stock (the “Purchaser Pre-Funded Warrant Shares”) issuable upon the exercise of outstanding pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”); (iii) up to 2,646,058 shares of Common Stock (the “Purchaser Tranche A Warrant Shares”) issuable upon the exercise of Tranche A common warrants (the “Tranche A Warrants”) to purchase shares of Common Stock (or pre-funded warrants in lieu thereof and, in such case, shares of Common Stock issuable upon exercise of such pre-funded warrants), 2,404,539 of which are outstanding and 241,519 of which are to be issued on the second closing of the Private Placement and (iv) up to 2,646,058 shares of Common Stock (the “Purchaser Tranche B Warrant Shares”) issuable upon the exercise of Tranche B common warrants (the “Tranche B Warrants” and, together with the Tranche A Warrants, the “Common Warrants”) to purchase shares of Common Stock (or pre-funded warrants in lieu thereof and, in such case, shares of Common Stock issuable upon exercise of such pre-funded warrants), 2,404,539 of which are outstanding and 241,519 of which are to be issued on the second closing of the Private Placement, all of which shares and warrants specified in clauses (i), (ii), (iii) and (iv) of this paragraph (a) were issued or are to be issued pursuant to that certain Securities Purchase Agreement, dated as of January 19, 2024 (the “Purchase Agreement”), by and among the Company and the investors identified therein (such transaction, the “Private Placement”); and

(b) up to 151,493 shares of Common Stock, consisting of (i) up to 75,747 shares of Common Stock (the “Agent Warrant Shares”) issuable upon exercise of placement agent warrants (together with the Common Warrants and the Pre-Funded Warrants, the “Warrants”) to purchase shares of Common Stock, 67,908 of which are outstanding and 7,839 of which are to be issued on the second closing of the Private Placement; (ii) up to 37,873 shares of Common Stock (together with the Purchaser Tranche A Warrant Shares, the “Tranche A Warrant Shares”) issuable upon exercise of Tranche A Warrants (or if such Tranche A Warrants are exercised for pre-funded warrants in lieu of shares of Common Stock, shares of Common Stock issuable upon exercise of such pre-funded

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

January 31, 2024

Page Two

warrants), 33,954 of which warrants are outstanding and 3,919 of which are to be issued on the second closing of the Private Placement; and (iii) up to 37,873 shares of Common Stock (together with the Purchaser Pre-Funded Warrant Shares, the Agent Warrant Shares, the Tranche A Warrant Shares and the Purchaser Tranche B Warrant Shares, the “Warrant Shares”) issuable upon exercise of Tranche B Warrants (or if such Tranche B Warrants are exercised for pre-funded warrants in lieu of shares of Common Stock, shares of Common Stock issuable upon exercise of such pre-funded warrants), 33,954 of which warrants are outstanding and 3,919 of which are to be issued on the second closing of the Private Placement, all of which warrants specified in clauses (i), (ii) and (iii) of this paragraph (b) were or are to be issued to the placement agent of the Private Placement as compensation for its services pursuant to that certain Engagement Letter, dated as of December 8, 2023 (the “Engagement Letter”), by and among the Company and JonesTrading Institutional Services LLC.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Warrants, the Purchase Agreement, the Engagement Letter, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares (other than the Second Closing Shares) are validly issued, fully paid and nonassessable, (ii) the Second Closing Shares, when sold and issued in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable and (iii) the Warrant Shares, when sold and issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

January 31, 2024

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We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

COOLEY LLP

By:	/s/ Carlos A. Ramirez
Carlos A. Ramirez

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com